SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 9, 2012, Sigma-Aldrich issued a press release announcing its fourth quarter operating results for the period ended December 31, 2011. This press release and certain supplemental information are furnished as Exhibits 99.1 and 99.2, respectively.

Item 7.01 Regulation FD Disclosure.

On February 9, 2012, the Registrant issued a press release regarding the financial outlook for the forth quarter ending December 31, 2011. This press release and certain supplemental information are furnished as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release issued February 9, 2012 - SIGMA-ALDRICH (NASDAQ: SIAL) REPORTS DILUTED EPS OF $0.89, A 17% INCREASE AND 5% SALES GROWTH FOR Q4 2011. FULL YEAR 2011 DILUTED EPS INCREASED 14%. 2012 DILUTED EPS EXPECTED TO INCREASE TO $3.90 TO $4.05

99.2	Certain supplemental information not included in the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2012

SIGMA-ALDRICH CORPORATION

By:	/s/ Michael F. Kanan
Michael F. Kanan, Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued February 9, 2012 - SIGMA-ALDRICH (NASDAQ: SIAL) REPORTS DILUTED EPS OF $0.89, A 17% INCREASE AND 5% SALES GROWTH FOR Q4 2011. FULL YEAR 2011 DILUTED EPS INCREASED 14%. 2012 DILUTED EPS EXPECTED TO INCREASE TO $3.90 TO $4.05

99.2	Certain supplemental information not included in the press release.

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